Exhibit 99.1

                  Medical Staffing Network Holdings to Discuss
                      Third Quarter Earnings on November 4

    BOCA RATON, Fla.--(BUSINESS WIRE)--Oct. 20, 2004--Medical Staffing Network Holdings, Inc. (NYSE:MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services, today announced that it will report its earnings for the third quarter ended September 26, 2004, after the market closes on Wednesday, November 3,
2004. The Company's management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time on Thursday, November 4, 2004.
    To listen to the call, participants should dial 1-888-793-1753 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing
1-800-633-8284 and entering access code 21209800. A replay will be available from 1:00 p.m. Eastern time on Thursday, November 4, until 6:00 p.m. on Friday, November 5, 2004. The conference call will also be available through the Company's website at www.msnhealth.com or at www.fulldisclosure.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.


    CONTACT: Medical Staffing Network Holdings, Inc., Boca Raton
             Robert J. Adamson, 561-322-1303
             www.msnhealth.com